EXHIBIT 4.5


                            SCHEME OF AMALGAMATION
                                      of

ICICI LIMITED                            )
ICICI CAPITAL SERVICES LIMITED           ) collectively the Transferor Companies
ICICI PERSONAL FINANCIAL SERVICES        )
  LIMITED                                )

                                     with

ICICI BANK LIMITED ......................  the Transferee Company

PART I - GENERAL

1. This Scheme of Amalgamation (hereinafter referred to as the "Scheme") provides for the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited (both ICICI Capital Services Limited and ICICI Personal Financial Services Limited, are wholly-owned subsidiaries of ICICI Limited) with ICICI Bank Limited pursuant to Sections 391 to 394 and other relevant provisions of the Act.

2. In this Scheme, unless repugnant to the meaning or context thereof, the following expressions shall have the following meanings:

     "Act" means the Companies Act, 1956 or any amendment or re-enactment thereof.

     "ADRs" means American depositary receipts issued pursuant to the Issue of Foreign Currency Convertible Bonds and Ordinary Shares (Through Depositary Receipt Mechanism) Scheme, 1993 together with any modification thereto and other applicable laws, and where relevant shall include the underlying equity shares relating thereto.

     "Appointed Date" means the later of (i) March 30, 2002 and (ii) the date on which the approval of the Reserve Bank of India for the Scheme becomes effective.

     "Assets" or "Undertaking" means all the undertakings, the entire businesses, all the properties (whether movable or immovable, tangible or intangible), assets, deposits, investments of all kinds (including shares, scrips, stocks, bonds, debentures, debenture stock, units or pass through certificates), all cash balances with the Reserve Bank of India and other banks, money at call and short notice, loans, advances, contingent rights or benefits, lease and hire purchase contracts and assets, securitised assets, receivables, benefit of assets or properties or other interest held in trust, benefit of any security arrangements, authorities, allotments, approvals, reversions, buildings and structures, office, residential and other premises, tenancies, leases, licenses, fixed and other assets, powers, consents, authorities, registrations, agreements, contracts, engagements, arrangements of all kinds, rights, titles, interests, benefits and advantages of whatsoever nature and wheresoever situate belonging to or in the ownership, power or possession or in the control of or vested in or granted in favour of or held for the benefit of or enjoyed by the Transferor Companies or to which the Transferor Companies may be entitled and include but without being limited to trade and service names and marks and other intellectual property rights of any nature whatsoever, permits, approvals, authorisations, rights to use and avail of telephones, telexes, facsimile, email, internet, leased line connections and installations, utilities, electricity and other services, reserves, provisions, funds, benefits of all agreements, all records, files, papers, computer programmes, manuals, data, catalogues, sales and advertising materials, lists and other details of present and former customers and suppliers, customers credit information, customer and supplier pricing information and other records in connection with or relating to the Transferor Companies and all other interests of whatsoever nature belonging to or in the ownership, power, possession or the control of or vested in or granted in favour of or held for the benefit of or enjoyed by the Transferor Companies, whether in India or abroad.

     "Deposit Agreement" shall have the meaning ascribed to it in Clause 17(a).

     "Depositary" shall have the meaning ascribed to it in Clause 17(a).

     "Effective Date" means the last of the dates on which all conditions, matters and filings referred to in Clause 26 hereof have been fulfilled and necessary orders, approvals and consents referred to therein have been obtained.


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     References in this Scheme to the date of "coming into effect of this
     Scheme" or "effectiveness of this Scheme" shall mean the Effective Date.

     "ICICI" means ICICI Limited, a company incorporated under the Indian Companies Act, 1913 and having its registered office at ICICI Towers, Bandra-Kurla Complex, Mumbai 400 051, Maharashtra.

     "ICICI Bank" or the "Transferee Company" means ICICI Bank Limited, a company incorporated under the Companies Act, 1956 and licensed by the Reserve Bank of India under the Banking Regulation Act, 1949 and having its registered office at Landmark, Race Course Circle, Vadodara 390 007, Gujarat.

     "ICICI Bank Shares" shall have the meaning ascribed to it in Clause 8.

     "ICICI Capital" means ICICI Capital Services Limited, a company incorporated under the Companies Act, 1956, and having its registered office at ICICI Towers, Bandra-Kurla Complex, Mumbai 400 051, Maharashtra.

     "ICICI PFS" means ICICI Personal Financial Services Limited, a company incorporated under the Companies Act, 1956, and having its registered office at ICICI Towers, Bandra-Kurla Complex, Mumbai 400 051, Maharashtra.

     "ICICI Stock Options" shall have the meaning ascribed to it in Clause 9
     (b) (i).

     "Joint Committee" shall have the meaning ascribed to it in Clause 7(a).

     "Members" shall have the meaning ascribed to it in Clause 13(a).

     "Liabilities" shall have the meaning ascribed to it in Clause 5(a).

     "Pledged Documents" shall have the meaning ascribed to it in Clause 4(e).

     "Pledged Shares" shall have the meaning ascribed to it in Clause 4(e).

     "Preference Shares" shall have the meaning ascribed to it in Clause 13(e).

     "Record Date" shall have the meaning ascribed to it in Clause 13(a).

     "Securities Act" shall have the meaning ascribed to it in Clause 17(b).

     "Security Trustee" shall have the meaning ascribed to it in Clause 4(e).

     "Share Exchange Ratio" shall have the meaning ascribed to it in Clause
     13(a).

     "Transferor Companies" means collectively ICICI, ICICI Capital and ICICI PFS and "Transferor Company" means individually each of them.

     "Transferor Companies' Securities" shall have the meaning ascribed to it in Clause 5(d).

     "Trust" shall have the meaning ascribed to it in Clause 8.

     "Trust Deed" shall have the meaning ascribed to it in Clause 8.

     "Trustees" shall have the meaning ascribed to it in Clause 8.

PART II - SHARE CAPITAL

3.   (a)  The share capital of ICICI as of September 30, 2001 is as under:

          AUTHORIZED                                               (IN RUPEES)
          1,600,000,000 Equity Shares of Rs. 10/- each         1600,00,00,000
          5,000,000,000 Preference Shares of Rs. 10/- each     5000,00,00,000
          350 Preference Shares of Rs. 10,000,000/- each        350,00,00,000
                                                               --------------
                                                               6950,00,00,000
                                                               --------------
          ISSUED, SUBSCRIBED AND PAID-UP
          785,345,448 Equity Shares of Rs. 10/- each
            fully paid-up                                       785,34,54,480
          Less: Calls in arrears                                    48,29,648.19
                                                               -----------------
                                                                784,86,24,831.81
                                                               -----------------

          350 0.001% Preference Shares of Rs. 1,00,00,000/-
          each fully paid-up redeemable at par on April 20,
          2018                                                  350,00,00,000


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     Of the above -

     (i) 6,750,000 Equity Shares are allotted as fully paid-up by way of bonus shares by capitalization of General Reserve;

     (ii) 222,534,943 Equity Shares are allotted as fully paid-up by conversion of Debentures/Loans into Equity Shares (including 9,798,327 Equity Shares on conversion of loans of erstwhile SCICI Ltd.)

     (iii) 69,184,024 Equity Shares are allotted as fully paid-up towards consideration for amalgamation of erstwhile SCICI Ltd. with ICICI.

     (iv) 2,395,205 Equity Shares are allotted as fully paid-up towards consideration for amalgamation of erstwhile ITC Classic Finance Limited with ICICI.

     (v) 1,657,061 Equity Shares are allotted as fully paid-up towards consideration for amalgamation of erstwhile Anagram Finance Limited with ICICI.

     (vi) 256,414,285 (including 96,700,000 Equity Shares represented by Global Depositary Receipts which were converted into American Depositary Shares) Equity Shares are allotted as fully paid-up represented by American Depositary Shares through an international offering in US Dollars.

     (b) The share capital of ICICI Capital as of September 30, 2001 is as under:

          AUTHORIZED                                                (IN RUPEES)
          5,000,000 Equity Shares of Rs. 10/- each                  5,00,00,000

          ISSUED, SUBSCRIBED AND PAID-UP
          5,000,000 Equity Shares of Rs. 10/- each fully paid-up    5,00,00,000

     (c)  The share capital of ICICI PFS as of September 30, 2001 is as under:

          AUTHORIZED                                                (IN RUPEES)
          150,000,000 Equity Shares of Rs. 10/- each              150,00,00,000

          ISSUED, SUBSCRIBED AND PAID-UP
          5,000,000 Equity Shares of Rs. 10/- each                  5,00,00,000

     (d) The share capital of the Transferee Company as of September 30, 2001 is as under:

          AUTHORIZED                                                (IN RUPEES)
          300,000,000 Equity Shares of Rs. 10/- each              300,00,00,000

          ISSUED, SUBSCRIBED AND PAID-UP
          220,358,680 Equity Shares of Rs. 10/- each fully
            paid-up                                               220,35,86,800

     Of the above -

     23,539,800 Equity Shares are allotted as fully paid-up towards consideration for amalgamation of erstwhile Bank of Madura Limited with the ICICI Bank.

PART III - TRANSFER AND VESTING

4. Upon the coming into effect of this Scheme and with effect from the Appointed Date and subject to the provisions of this Scheme:

     (a) The Undertaking of the Transferor Companies shall, pursuant to the provisions of Section 394(2) of the Act, without any further act, instrument or deed, be and stand transferred to and vested in or be deemed to have been transferred to and vested in the Transferee Company as a going concern so as to become as and from the Appointed Date, the estate, assets, rights, title, interest and authorities of the Transferee Company.

     (b) Without prejudice to sub-clause (a) above, in respect of such of the assets of the Undertaking as are movable in nature or are otherwise capable of transfer by manual delivery or by endorsement and/or delivery, the same may be so transferred by the Transferor Companies, and shall, upon such transfer, become the property, estate, assets, rights, title, interest and authorities of the Transferee Company.


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


     (c) All the licenses, permits, quotas, approvals, incentives, subsidies, rights, claims, leases, tenancy rights, liberties, rehabilitation schemes, special status and other benefits or privileges enjoyed or conferred upon or held or availed of by and all rights and benefits that have accrued to the Transferor Companies shall, pursuant to the provisions of Section 394(2) of the Act, without any further act, instrument or deed, be and stand transferred to and vest in or be deemed to be transferred to and vested in and be available to the Transferee Company so as to become as and from the Appointed Date the estates, assets, rights, title, interests and authorities of the Transferee Company and shall remain valid, effective and enforceable on the same terms and conditions to the extent permissible under law.

     (d) All assets, estate, rights, title, interest, licenses and authorities acquired by or quotas, approvals, incentives, subsidies, rights, claims, leases, tenancy rights, liberties, rehabilitation schemes, special status and other benefits or privileges enjoyed or conferred upon or held or availed of by and/or all rights and benefits that have accrued to the Transferor Companies after the Appointed Date and prior to the Effective Date in connection or in relation to the operation of the Undertaking shall, pursuant to the provisions of
          Section 394(2) of the Act, without any further act, instrument or deed, be and stand transferred to and vested or deemed to be transferred to and vested in the Transferee Company.

     (e) Such of the shares which have been pledged in favour of one or more of the Transferor Companies (the "Pledged Shares"), whether in their own name or as an agent or trustee, by third parties by way of security under the terms of the relevant agreements, documents and/or arrangements (collectively the "Pledge Documents"), shall, without any further act, instrument or deed be and stand transferred to ICICI Trusteeship Services Limited, a company incorporated under the Companies Act, 1956 and having its registered office at ICICI Towers, Bandra-Kurla Complex, Mumbai 400 051, Maharashtra, who shall hold the Pledged Shares on trust as a trustee exclusively for the benefit of the persons for whose benefit the pledge has been created (ICICI Trusteeship Services Limited is hereinafter referred to as the "Security Trustee"), and all the rights, benefits and obligations of such Transferor Company as pledgee, agent or trustee under the Pledge Documents shall be and stand transferred to and vested in the Security Trustee, and the Pledge Documents shall continue to be in full force and effect and may be enforced as fully and effectually as if, instead of such Transferor Company, the Security Trustee had been a party thereto. The Security Trustee shall hold the Pledged Shares in trust for the benefit of the persons for whose benefit the pledge has been created and exercise all powers, trusts, authorities, duties and discretions as are specifically vested in the Security Trustee under the Pledge Documents and such other rights, powers and discretions as are reasonably incidental thereto, on and subject to the instructions and directions issued by the person for whose benefit the pledge has been created, from time to time.

5. Upon the coming into effect of this Scheme and with effect from the Appointed Date:

     (a) All debts, including rupee and foreign currency loans, term deposits, time and demand liabilities, borrowings, bills payable, interest accrued and all other duties, liabilities, undertakings and obligations of the Transferor Companies (the "Liabilities") shall, pursuant to the provisions of Section 394(2) of the Act, without any further act, instrument or deed be and stand transferred to and vested in or be deemed to stand transferred to and vested in, the Transferee Company so as to become the Liabilities of the Transferee Company, and further that it shall not be necessary to obtain the consent of any person who is a party to any contract or arrangement by virtue of which such Liabilities have arisen in order to give effect to the provisions of this Clause.

     (b) In case of such of the Liabilities or the documents governing such of the Liabilities where there is an obligation on one or more of the Transferor Companies to maintain any privilege or status specifically conferred by any statute or regulation, such obligation and related consequences thereof shall cease to be operative against the Transferee Company, and the relevant terms of the documents governing such Liabilities shall, without any further act, instrument or deed, stand modified accordingly.

     (c) All public deposits, debentures or bonds of the Transferor Companies shall be kept distinctly identified in the records of the Transferee Company for all intents and purposes including taxation and accounting and shall not be combined with any existing outstanding deposit scheme or series of debentures or bonds of the Transferee Company.

     (d) (i) All debentures, bonds, notes or other securities of the Transferor Companies, whether convertible into equity or otherwise, (the "Transferor Companies' Securities"), shall, pursuant to the provisions of Section 394(2) of the Act, without any further act, instrument or deed become securities of the Transferee Company and all rights, powers, duties and obligations in relation thereto shall be and stand transferred to and vested in or deemed to be transferred to and vested in and shall be exercised by or against the


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               Transferee Company as if it were the Transferor Company in respect of the Transferor Companies' Securities so transferred. If the Transferor Companies' Securities are listed on any stock exchange, the same shall, subject to applicable regulations, be listed and/or admitted to trading on the relevant stock exchange/s whether in India or abroad, where the Transferor Companies' Securities were listed and/or admitted to trading on the same terms and conditions unless otherwise modified in accordance with the provisions hereof.

          (ii) Loans and other obligations (including any guarantees, letters of credit, letters of comfort or any other instrument or arrangement which may give rise to a contingent liability in whatever form), if any, due or which may at any time in future become due between or amongst the Transferor Companies and the Transferee Company shall stand discharged and there shall be no liability in that behalf on either party. Provided however, security over any moveable and/or immoveable properties and security in any other form (both present and future), if any, created by any person in favour of any one or more of the Transferor Companies for securing the obligation of the persons for and on whose behalf a guarantee, letter of credit, letter of comfort or other similar instrument has been executed or arrangements entered into by the Transferor Companies in favour of the Transferee Company shall, pursuant to the provisions of
               Section 394(2) of the Act, without any further act, instrument or deed stand vested in and be deemed to be in favour of the Transferee Company and the benefit of such security shall be available to the Transferee Company as if such security was ab initio created in favour of the Transferee Company.

          (iii) Any securities, debentures or notes, if any, issued by any one or more of the Transferor Companies, and held by the Transferee Company, and vice versa shall, unless sold or transferred by such Transferor Company or the Transferee Company, as the case may be, at any time prior to the Appointed Date or the Effective Date (whichever is later), stand cancelled as on the Effective Date, and shall be of no effect and such Transferor Company or the Transferee Company, as the case may be, shall have no further obligation outstanding in that behalf.

          (iv) Without prejudice to the provisions of clause (d) (ii) above, the guarantees, letters of credit, letters of comfort and other similar arrangements, if any, given or executed or made by ICICI in favour of, for the benefit of and on behalf of, ICICI Capital and/or ICICI PFS in favour of any person shall stand discharged.

     (e) If the Effective Date occurs after the Appointed Date, the following provisions shall apply:

          (i) where any of the liabilities and obligations of the Transferor Companies as on the Appointed Date transferred to the Transferee Company have been discharged by the Transferor Companies after the Appointed Date and prior to the Effective Date, such discharge shall be deemed to have been for and on account of the Transferee Company;

          (ii) all loans raised and utilized and all debts, duties, undertakings, liabilities and obligations incurred or undertaken by the Transferor Companies in relation to or in connection with the Undertaking after the Appointed Date and prior to the Effective Date shall be deemed to have been raised, used, incurred or undertaken for and on behalf of the Transferee Company and to the extent they are outstanding on the Effective Date, shall, pursuant to the provisions of Section 394(2) of the Act, without any further act, instrument or deed be and stand transferred to or vested in or be deemed to be transferred to and vested in the Transferee Company and shall become the liabilities and obligations of the Transferee Company which shall meet, discharge and satisfy the same; and

          (iii) all estates, assets, rights, title, interests and authorities accrued to and/or acquired by the Transferor Companies in relation to or in connection with the Undertaking after the Appointed Date and prior to the Effective Date shall have been deemed to have been accrued to and/or acquired for and on behalf of the Transferee Company and shall, pursuant to the provisions of Section 394(2) of the Act, without any further act, instrument or deed be and stand transferred to or vested in or be deemed to be transferred to or vested in the Transferee Company to that extent and shall become the estates, assets, right, title, interests and authorities of the Transferee Company.

6.   If the Effective Date occurs after the Appointed Date:

     (a) each of the Transferor Companies with effect from the Appointed Date and upto and including the Effective Date:

          (i) shall carry on and shall be deemed to have carried on all the business and activities as hitherto and shall hold and stand possessed of and shall be deemed to have held and stood possessed of the Undertaking on account of, and in trust for, the Transferee Company; and


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          (ii) all the profits or incomes accruing or arising to the Transferor
               Companies, or expenditure or losses arising or incurred (including the effect of taxes, if any, thereon) by the Transferor Companies shall, for all purposes, be treated and be deemed to be and accrue as the profits or incomes or expenditure or losses or taxes of the Transferee Company, as the case may be.

     (b) each of the Transferor Companies with effect from the Appointed Date and upto and including the Effective Date shall carry on its business and activities with reasonable diligence and business prudence and shall not undertake financial commitments either for itself or on behalf of its subsidiaries or group companies or any third party, or sell, transfer, alienate, charge, mortgage or encumber the Undertaking or any part thereof, save and except in each case in the following circumstances:

          (i) if the same is in its ordinary course of business as carried on by it as on the date of filing of this Scheme with the High Court of Judicature at Bombay and the High Court of Gujarat at Ahmedabad; or

          (ii) if the same is expressly permitted by this Scheme; or

          (iii) if prior written consent of the Transferee Company has been obtained.

     (c) the Transferee Company with effect from the Appointed Date and upto and including the Effective Date shall carry on its business and activities with reasonable diligence and business prudence and shall not undertake financial commitments either for itself or on behalf of its subsidiaries or group companies or any third party, or sell, transfer, alienate, charge, mortgage or encumber its undertaking or any part thereof, save and except in each case in the following circumstances:

          (i) if the same is in its ordinary course of business as carried on by it as on the date of filing this Scheme with the High Court of Judicature at Bombay and the High Court of Gujarat at Ahmedabad; or

          (ii) if the same is expressly permitted by this Scheme; or

          (iii) if prior written consent of each of the Transferor Companies has been obtained.

7. (a) The Board of Directors of ICICI and the Transferee Company have jointly constituted a committee in the manner described in sub-clause
          (b) below (the "Joint Committee") to perform the functions specified in subclause (c) below from the date of filing of this Scheme with the High Court of Judicature at Bombay and the High Court of Gujarat at Ahmedabad until the Effective Date.

     (b) The constitution of the Joint Committee shall be as mentioned hereinbelow:

          (i) Shri K. V. Kamath (Managing Director and Chief Executive Officer, ICICI), as the Chairman of the Joint Committee;

          (ii) Shri H. N. Sinor (Managing Director and Chief Executive Officer, ICICI Bank), as a member of the Joint Committee;

          (iii) Shri K. V. Kamath shall have the power and authority to appoint such additional members of the Joint Committee, as may be necessary, from amongst the whole time Directors and/or employees of ICICI;

          (iv) Shri H. N. Sinor shall have the power and authority to appoint such additional members of the Joint Committee, as may be necessary, from amongst the whole time Directors and/or employees of ICICI Bank.

     (c) From the date of filing of this Scheme with the High Court of Judicature at Bombay and the High Court of Gujarat at Ahmedabad and until the Effective Date, the Joint Committee shall perform the following functions:

          (i) in case of any ambiguity or any question as to whether any matter is within or outside the ordinary course of the business of the Transferor Companies and/or the Transferee Company, it shall determine the same on the basis of evidence that it may deem relevant for the purpose (including the books and records of the Transferor Companies and/or the Transferee Company);

          (ii) to consider for approval the matters pertaining to the share capital of the Transferor Companies and/or the Transferee Company as specified in Clause 9 below;

          (iii) to deal with the matters, if any, in relation to change in the employees' compensation structure of the Transferor Companies and the Transferee Company and matters incidental or consequential or related thereto; and

          (iv) to perform such other functions specifically provided elsewhere in this Scheme or as may be specifically conferred on it by the Boards of Directors of ICICI and the Transferee Company respectively.

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     (d)  Unless otherwise agreed to between Shri K. V. Kamath and Shri H. N.
          Sinor, the quorum for meetings of the Joint Committee shall be two
          (2). The Joint Committee shall meet at such times and places, and shall observe and follow such rules and procedure formulated by the Joint Committee, from time to time, in regard to the transaction of business at its meetings. The Chairman of the Joint Committee or, if for any reason, the Chairman is unable to attend a meeting of the Joint Committee, any other member elected by the members present from amongst themselves at the meeting shall preside at such meeting. All matters shall be decided by the Joint Committee by a majority vote of the members present and voting at the meeting, and in the event of an equality of votes, the Chairman or in his absence, the person presiding, shall have the second or casting vote. If, however, without convening a meeting of the members of the Joint Committee any matter is decided by the Joint Committee wherein the consent or approval of the majority of the members of the Joint Committee is obtained by letter or letters or any instrument signed by such members of the Joint Committee then such letter or letters or instrument shall constitute a resolution passed or decision taken at the meeting of the Joint Committee duly convened and held and shall have the effect accordingly. All decisions of the Joint Committee determined as aforesaid shall be binding on the Transferor Companies and the Transferee Company.

8. ICICI may, on the Appointed Date, transfer all the shares of the Transferee Company held by it on such date (the "ICICI Bank Shares") to an individual trustee or a board of trustees (including the survivors or survivor of any of the trustees comprising such board of trustees) or a corporate trustee (hereinafter referred to as the "Trustees"), to have and to hold the ICICI Bank Shares in trust together with all additions or accretions thereto upon trust exclusively for the benefit of ICICI and its successor subject to the powers, provisions, discretions, rights and agreements contained in the instrument (the "Trust Deed") establishing the aforesaid trust (the "Trust"). The Trustees shall not exercise any voting rights with respect to ICICI Bank Shares. It is proposed that the Trustee shall, within a period of 24 months from the Effective Date subject however to the prevailing market conditions (in which case, the said period may be suitably extended in the discretion of the Trustees), sell, transfer or dispose of the ICICI Bank Shares at such time or times and in such manner as may be proper in accordance with provisions of the Trust Deed and shall remit the proceeds thereof to ICICI or its successor and consequent thereto all obligations of the Trustees under the Trust Deed shall stand discharged and the trust shall stand terminated.

9. (a) From the date of filing of this Scheme with the High Court of Judicature at Bombay and the High Court of Gujarat at Ahmedabad and upto and including the Effective Date, none of the Transferor Companies and/or the Transferee Company shall make any change in its capital structure in any manner either by any increase (including by way of issue of equity and/or preference shares on a rights basis or by way of a public issue, bonus shares and/or convertible debentures or otherwise), decrease, reduction, reclassification, sub-division, consolidation, re-organisation, or in any other manner which may, in any way, affect the Share Exchange Ratio (as defined in Clause 13 below), except with the prior approval of the Joint Committee provided that nothing contained in this sub-clause shall be deemed to affect any pre-existing obligations of any of the Transferor Companies and/or the Transferee Company, including in respect of the issue of further employees' stock options, vesting of stock options or exercise of vested options under any existing scheme or conversion of any loan or convertible security into equity shares in accordance with the terms of any loan obtained or convertible security issued by any of the Transferor Companies and/or the Transferee Company.

     (b) (i) In respect of the stock options granted by ICICI under the employees' stock options scheme to its directors and employees and employees of ICICI Capital or ICICI PFS or any other subsidiary or associate company of ICICI which have not yet been exercised and are outstanding ("ICICI Stock Options"), the said directors and employees shall, in lieu of the options held by them in ICICI, receive such number of options in the Transferee Company determined in accordance with the Share Exchange Ratio (as defined in Clause 13 below). The exercise price of the options received by the aforesaid directors and employees in lieu of the ICICI Stock Options shall be twice the price payable by the said directors and employees for the exercise of the ICICI Stock Options. All other terms and conditions in relation to the options aforesaid shall be similar to those contained in the employees stock option scheme of the Transferee Company.

          (ii) Upon the coming into effect of this Scheme, Section IV Part I of the employees' stock options scheme of the Transferee Company shall stand amended in the following manner:

               "The maximum number of Options granted to any Eligible Employee in a financial year shall not exceed 0.05% of the issued equity shares of the Bank at the time of grant of the Options and the aggregate of all such Options granted to the Eligible Employees shall not exceed five percent of the aggregate number of the issued equity shares of the Bank after coming into effect of the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with the Bank and the issuance of equity shares by the Bank pursuant to the aforesaid amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with the Bank."

10.  Upon the coming into effect of this Scheme:

     (a) all suits, actions and legal and other proceedings by or against the Transferor Companies pending and/or arising on or before the Appointed Date or the Effective Date (whichever is later) shall be transferred in the name of the Transferee Company and shall be continued and be enforced by or against the Transferee Company as effectually and in the same manner and to the same extent as if the same had been pending and/or arisen by or against the Transferee Company.

     (b) the Transferee Company shall be notified as the 'designated person' under the provisions of Section 16 read with Section 2(d) of the Shipping Development Fund Committee (Abolition) Act, 1986 and all suits, actions and legal and other proceedings by or against ICICI in its capacity as such 'designated person' pending and/or arising on or before the Appointed Date or the Effective Date (whichever is later) shall be transferred in the name of the Transferee Company and shall be continued and be enforced by or against the Transferee Company as effectually and in the same manner and to the same extent as if the Transferee Company had originally been notified as the 'designated person' in that behalf and as if the same had been pending and/ or arisen by or against the Transferee Company.

11. (a) Upon the coming into effect of this Scheme, and subject to the provisions of this Scheme, all contracts, deeds, bonds, agreements, arrangements and other instruments (including all tenancies, leases, licenses and other assurances in favour of any of the Transferor Companies or powers or authorities granted by or to any of them) of whatsoever nature to which any of the Transferor Companies is a party or to the benefit of which any of the Transferor Companies may be eligible, and which are subsisting or having effect immediately before the Appointed Date or the Effective Date (whichever is later), shall, without any further act, instrument or deed, be in full force and effect in favour of or against the Transferee Company, as the case may be, and may be enforced as fully and effectually as if, instead of such Transferor Company, the Transferee Company had been a party or beneficiary or obligee thereto.

     (b) The Transferee Company may, at any time after the coming into effect of this Scheme in accordance with the provisions hereof, if so required, under any law or otherwise, execute deeds of confirmation in favour of any party to any contract or arrangement to which any of the Transferor Companies is a party or any writings as may be necessary to be executed in order to give formal effect to the above provisions. The Transferee Company shall be deemed to be authorized to execute any such writings on behalf of the Transferor Companies and to carry out or perform all formalities or compliances required for the purposes referred to above on the part of the Transferor Companies.

12.  Upon the coming into effect of this Scheme:

     (a) the employees of the Transferor Companies who are in service on the Appointed Date or the Effective Date (whichever is later), shall become the employees solely of the Transferee Company on such date without any break or interruption in service and on terms and conditions as to remuneration not less favourable than those subsisting with reference to the respective Transferor Companies on the said date.

     (b) the existing provident fund, gratuity fund, and pension and/or superannuation fund or trusts created by the Transferor Companies or any other special funds created or existing for the benefit of the employees of the Transferor Companies shall be transferred to the relevant funds of the Transferee Company. In the event that the Transferee Company does not have its own fund with respect to any such matters, the Transferee Company shall create its own funds to which the contributions pertaining to the employees of Transferor Companies shall be transferred.

PART IV - REORGANIZATION OF CAPITAL

13. (a) Upon the coming into effect of this Scheme, and in consideration of the transfer of and vesting of the Undertaking and the Liabilities of the Transferor Companies in the Transferee Company in terms of this Scheme, the Transferee Company shall without any further application, act, instrument or deed, issue and allot to the equity shareholders of ICICI whose names are recorded in the Register of Members of ICICI (the "Members"), on a date (hereinafter referred to as the "Record Date") to be fixed by the Board of Directors of the Transferee Company or a committee of such Board of Directors, equity shares of Rs. 10/- (Rupees ten only) each, credited as fully paid up, in the ratio of 1(one) equity share of the face value of Rs. 10/- (Rupees ten only) each in the Transferee Company for every 2
          (two) equity shares of the face value of Rs. 10/- (Rupees ten only) each held in ICICI .

          (the above ratio in which the shares of the Transferee Company are to be allotted to the shareholders of ICICI by the Transferee Company is hereinafter referred to as the "Share Exchange Ratio").

     (b) The share certificates in relation to the shares held by the said Members in ICICI (and the ADRs that have been issued representing the underlying shares in ICICI) shall be deemed to have been automatically cancelled and be of no effect on and from such Record Date, without any further act, instrument or deed. In so far as the issue of shares pursuant to sub-clause (a) above is concerned, each of the said Members of ICICI, shall have the option, exercisable by notice in writing by the said Members to the Transferee Company on or before such date as may be determined by the Board of Directors of the Transferee Company or a committee of such Board of Directors, to receive either in certificate form or in dematerialised form, the shares of the Transferee Company in lieu thereof and in terms hereof. In the event that such notice has not been received by the Transferee Company in respect of any of the said Members, the shares of the Transferee Company shall be issued to such Members in certificate form. Those of the said Members exercising the option to receive the shares in dematerialised form shall be required to have an account with a depository participant and shall provide details thereof and such other confirmations as may be required. It is only thereupon that the Transferee Company shall issue and directly credit the demat/dematerialised securities account of such Member with the shares of the Transferee Company.

     (c) No shares shall be issued by the Transferee Company pursuant to the amalgamation of ICICI Capital and ICICI PFS, both of which are wholly owned subsidiaries of ICICI.

     (d) In respect of equity shares of ICICI where calls are in arrears, without prejudice to any remedies that ICICI or the Transferee Company, as the case may be, shall have in this behalf, the Transferee Company shall not be bound to issue any shares of the Transferee Company (whether partly paid or otherwise) nor to confirm any entitlement to such holder until such time as the calls-in-arrears are paid.

     (e) Upon the coming into effect of this Scheme, the Transferee Company shall issue to the holders of 0.001% preference shares of Rs. 1,00,00,000/- each fully paid-up (the "Preference Shares") of ICICI one 0.001% preference share of Rs. 1,00,00,000/- fully paid in lieu of every Preference Share on the same terms and conditions subject to the approval of the Reserve Bank of India and issue of notification and/or grant of permission for issuance of such preference shares, and/or amendment of the Banking Regulation Act, 1949. Provided however, in case such approval and/or grant of permission and/or amendment is not forthcoming ICICI will make alternate arrangements for accounting for the Preference Shares. The Preference Shares of ICICI shall stand cancelled upon the issuance of the preference shares by the Transferee Company as aforesaid. Nothing contained in this Clause shall affect the redemption on maturity of any of the Preference Shares of ICICI prior to the Effective Date.

14. No fractional certificates shall be issued by the Transferee Company in respect of fractional entitlements, if any, to any Member. The Board of Directors of the Transferee Company shall, instead consolidate all such fractional entitlements and thereupon issue and allot equity shares in lieu thereof to the Trust or a director or an officer of the Transferee Company or such other person as the Transferee Company shall appoint in this behalf who shall hold the shares in trust on behalf of the Members entitled to fractional entitlements with the express understanding that such Trust, director(s) or officer(s) or person shall sell the same in the market at such time or times and at such price or prices in the market and to such person or persons, as it/he/they deem fit, and pay to the Transferee Company, the net sale proceeds thereof, whereupon the Transferee Company shall distribute such net sale proceeds to the Members of ICICI in proportion to their respective fractional entitlements.

15. Equity shares issued and allotted by the Transferee Company in terms of Clause 13 shall be subject to the provisions of the Articles of Association of the Transferee Company and shall rank pari passu in all respects with the then existing equity shares of the Transferee Company, including in respect of dividends, if any, that may be declared by the Transferee Company, on or after the Appointed Date.

16. Equity shares of the Transferee Company issued in terms of Clause 13 above, shall, subject to applicable regulations, be listed or admitted to trading on the relevant stock exchange/s, whether in India or abroad, where the equity shares of the Transferee Company are presently listed or admitted to trading.

17. (a) Upon the coming into effect of this Scheme and the issue of shares in the Share Exchange Ratio, pursuant to Clause 13 above, the Transferee Company shall instruct its depositary (the "Depositary") to issue ADRs of the Transferee Company to the existing investors in ADRs of ICICI in an appropriate manner in accordance with the terms of the Deposit Agreement entered into amongst the Transferee Company, Bankers Trust Company and all registered holders and beneficial owners from time to time of the ADRs of the Transferee Company (the "Deposit Agreement"). The Transferee Company and the Depositary shall enter into such further documents as may be necessary and appropriate in this behalf.

     (b) The Transferee Company shall take necessary steps for the issue of ADRs pursuant to Clause 17(a) above and for listing the ADRs on the New York Stock Exchange, including without limitation the filing of a supplemental listing application with the New York Stock Exchange and any required amendment of the Form F-6 under the Securities Act of 1933, as amended, of the United States of America (the "Securities Act").

     (c) The ADRs issued to the existing investors in the ADRs of ICICI pursuant to Clause 17(a) above shall be similar in all material respects with the then existing ADRs of the Transferee Company.

     (d) The equity shares underlying the ADRs issued to the existing investors in the ADRs of ICICI shall not be registered under Securities Act in reliance upon the exemption from registration contained in Section 3(a)(10) of the Securities Act, and upon a no-action letter issued by the staff of the US Securities and Exchange Commission. To obtain this exemption, the Transferee Company will rely on the approval of the Scheme by the High Court of Judicature at Bombay and the High Court of Gujarat at Ahmedabad following the hearing by each court.

     (e) If, on account of the Share Exchange Ratio, fractional ADRs of the Transferee Company have to be issued, then, in accordance with
          Section 4.03 of the Deposit Agreement, in lieu of delivering receipts for fractional ADRs the Depository may, in its discretion, sell the shares represented by the aggregate of such fractions, at public or private sale, at such place or places and at such price or prices as it may deem proper, and distribute the net proceeds of any such sale in accordance with the terms of the Deposit Agreement.

PART V - GENERAL TERMS AND CONDITIONS

18. (a) The Transferor Companies and the Transferee Company shall be entitled to declare and pay dividends, whether interim or final, to their respective equity shareholders in respect of the accounting period prior to the Appointed Date. Provided that any such declaration after the Appointed Date and prior to the Effective Date shall be made with the prior approval of the Board of Directors of the Transferor Companies and the Transferee Company.

     (b) Until the coming into effect of this Scheme, the holder of equity shares of the Transferor Companies and the Transferee Company shall, save as expressly provided otherwise in this Scheme, continue to enjoy their existing rights under their respective articles of association including the right to receive dividends.

     (c) It is clarified that the aforesaid provisions in respect of declaration of dividends, whether interim or final, are enabling provisions only and shall not be deemed to confer any right on any member of any of the Transferor Companies and/or the Transferee Company to demand or claim any dividends which, subject to the provisions of the Act, shall be entirely at the discretion of the respective Boards of Directors of the Transferor Companies and the Transferee Company and subject, wherever necessary, to the approval of the shareholders of the Transferor Companies and the Transferee Company, respectively.

19. (a) Upon the coming into effect of this Scheme and with effect from the Appointed Date, for the purpose of accounting for and dealing with the value of the assets and liabilities of ICICI in the books of the Transferee Company, the fair value of the assets (after deducting such provisions as are outstanding in the books of ICICI on the date immediately preceding the Appointed Date in respect of any asset or class of assets) and liabilities shall be determined on the Appointed Date to the satisfaction of the Transferee Company.

     (b) Upon the coming into effect of the Scheme and with effect from the Appointed Date:

          (i) If the fair value of any class of assets of ICICI determined in accordance with sub-clause (a) above is less than the value of such class of assets appearing in the books of ICICI immediately prior to the Appointed Date, the assets shall be accounted for and dealt with in the books of the Transferee Company at the value appearing in the books of ICICI on the date immediately preceding the Appointed Date and a provision equal to the difference between the value appearing in the books of ICICI and the fair value determined in accordance with sub-clause (a) above shall be made in the books of the Transferee Company.

          (ii) If the fair value of any class of assets of ICICI determined in accordance with sub-clause (a) above is greater than the value of such class of assets appearing in the books of ICICI immediately prior to the Appointed Date, the assets shall be accounted for and dealt with in the books of the Transferee Company at the fair value.

          (iii) Provisions outstanding in the books of ICICI on the date immediately preceding the Appointed Date in respect of any asset or class of assets shall be accounted for and dealt with in the books of the Transferee Company as provisions against the assets or class of assets against which such provisions were held in the books of ICICI on the date immediately preceding the Appointed Date.

          (iv) The liabilities of ICICI shall be accounted for and dealt with in the books of the Transferee Company at the fair value determined in accordance with sub-clause (a) above.

     (c) The excess of the fair value of the net assets of ICICI over the paid-up value of the shares to be issued and allotted pursuant to the terms of Clause 13, shall be accounted for and dealt with in the books of the Transferee Company as follows:

          (i) The balance in "Special Reserve Account" of ICICI shall continue to be designated as Special Reserve Account in the books of the Transferee Company;

          (ii) The balance in "Debenture Redemption Reserve Account" of ICICI shall continue to be designated as a Debenture Redemption Reserve Account in the books of the Transferee Company;

          (iii) The aggregate balance in "Capital Reserve Account", "Capital Redemption Reserve Account", "Share Premium Account", "General Reserve Account", "Profit and Loss Account" and any other account included in reserves and surplus of ICICI on the date immediately preceding the Appointed Date shall be reduced by the provisions created in accordance with sub-clause (b)(i) above and such further adjustments as may be deemed necessary including such adjustments as may be required to ensure the uniform application of accounting standards and policies adopted by the Transferee Company and the net balance thereof shall be credited by the Transferee Company to its General Reserve Account.

     (d) (i) Upon the coming into effect of the Scheme and with effect from the Appointed Date, the assets and liabilities of ICICI Capital and ICICI PFS shall be accounted for and dealt with in the books of the Transferee Company at their fair values to be determined on the Appointed Date to the satisfaction of the Transferee Company.

          (ii) In determining the fair value of the assets and liabilities of ICICI Capital and ICICI PFS and making the necessary adjustments, the provisions of sub-clauses (a) to (c) above shall be applied mutatis mutandis to ICICI Capital and ICICI PFS.

          (iii) An amount equal to the net assets of ICICI Capital and ICICI PFS shall be credited by the Transferee Company to its General Reserve Account.

20.  Upon the coming into effect of this Scheme:

     (a) Clauses V of the Memorandum of Association of the Transferee Company shall, without any further act, instrument or deed, be and stand altered, modified and amended pursuant to Sections 94 and 394 and other applicable provisions of the Act in the manner set forth in
          Schedule I hereto.

     (b) The Articles of Association of the Transferee Company shall, without any further act, instrument or deed, be and stand altered, modified and amended pursuant to Sections 31 and 394 and other applicable provisions of the Act in the manner set forth in Schedule II hereto.

21. Upon the coming into effect of this Scheme, the Board of Directors of the Transferee Company shall be reconstituted in accordance with the provisions of the Act and the Banking Regulation Act, 1949. Provided that, subject to the approval of the Reserve Bank of India, the maximum number of Directors on the Board of Directors shall be increased to 21 (exclusive of the nominee director appointed by the Government of India and the director as may be nominated pursuant to the trust documents in relation to the issue of debentures or bonds of the Transferee Company and/or the Transferor Companies).

22. Upon the coming into effect of this Scheme, the borrowing limits of the Transferee Company in terms of Section 293 (1)(d) of the said Act, shall without further act, instrument or deed stand enhanced by an amount aggregating to Rs.100,550 crore being the aggregate borrowing limits of the Transferor Companies, such limits being incremental to the existing limits of the Transferee Company.

23. The Transferor Companies shall with all reasonable despatch, make applications/petitions under Sections 391 and 394 and other applicable provisions of the Act to the High Court of Judicature at Bombay for sanctioning of this Scheme and for dissolution of the Transferor Companies without winding up under the provisions of law, and obtain all approvals as may be required under law. Upon coming into effect of this Scheme, the Transferor Companies shall, without any further act, deed, or instrument, be dissolved without winding-up.

24. The Transferee Company shall also with all reasonable despatch, make applications/petitions under Sections 391 and 394 and other applicable provisions of the Act to the High Court of Gujarat at Ahmedabad for sanctioning of this Scheme under the provisions of law, and obtain all approvals as may be required under law.

25. (a) The Transferor Companies and the Transferee Company may assent from time to time on behalf of all persons concerned to any modifications or amendments or additions to this Scheme or to any conditions or limitations which either the Boards of Directors of any of the Transferor Companies and the Transferee Company deem fit, or which the High Court of Judicature at Bombay and/or the High Court of Gujarat at Ahmedabad and/or any other authorities (including the Reserve Bank of India) under law may deem fit to approve of or impose and which the Transferor Companies and the Transferee Company may in their discretion deem fit and to resolve all doubts or difficulties that may arise in carrying out and implementing this Scheme and to do, authorise and execute all acts, instruments, deeds, matters and things necessary, or to review the position relating to the satisfaction of the conditions to this Scheme and if necessary, to waive any of those (to the extent permissible under law) for bringing this Scheme into effect. In the event of any of the conditions that may be imposed by the Courts or other authorities (including the Reserve Bank of India) which the Transferor Companies or the Transferee Company may find unacceptable for any reason, then the Transferor Companies and the Transferee Company are at liberty to withdraw the Scheme. The aforesaid powers of the Transferor Companies and the Transferee Company may be exercised by their respective Boards of Directors, a committee or committees of the concerned Board of Directors or any director authorised in that behalf by the concerned Board of Directors (hereinafter referred to as the "delegates").

     (b) For the purpose of giving effect to this Scheme or to any modifications or amendments thereof or additions thereto, the delegate of the Transferor Companies and Transferee Company may give and are authorised to determine and give all such directions as are necessary including directions for settling or removing any question of doubt or difficulty that may arise and such determination or directions, as the case may be, shall be binding on all parties, in the same manner as if the same were specifically incorporated in this Scheme.

     (c) In the event of there being any pending share transfers, whether lodged or outstanding, of any shareholder of ICICI, the Board of Directors or any committee thereof of ICICI shall be empowered in appropriate cases, even subsequent to the Record Date to effectuate such a transfer in ICICI as if such changes in registered holder were operative as on the Record Date, in order to remove any difficulties arising to the transferor or the transferee of the share in the Transferee Company and in relation to the new shares after the Scheme becomes effective.

26.  This Scheme is conditional upon and subject to:

     (a) the Scheme being agreed to by the requisite majorities of the members of the Transferor Companies and the Transferee Company as required under the Act and the requisite orders of the High Court of Judicature at Bombay and the High Court of Gujarat at Ahmedabad referred to in Clauses 23 and 24 above being obtained;

     (b)  the approval of the Reserve Bank of India being obtained;

     (c) such other sanctions and approvals including from any governmental authority or contracting party, if any, as may be required by law or contract in respect of the Scheme being obtained; and

     (d) the certified copies of the court orders referred to in this Scheme being filed with the Registrar of Companies, Maharashtra, and the Registrar of Companies, Gujarat.

27. In the event of this Scheme not becoming effective by June 30, 2002 or by such later date as may be agreed to by the respective Boards of Directors of the Transferor Companies and the Transferee Company, this Scheme shall become null and void and in that event no rights and liabilities whatsoever shall accrue to or be incurred inter se by the parties or their shareholders or creditors or employees or any other person. In such case each company shall bear its own costs or as may be mutually agreed amongst themselves.

28. All costs, charges and expenses, including any taxes and duties of the Transferor Companies and Transferee Company respectively in relation to or in connection with this Scheme and incidental to the completion of the amalgamation of the Transferor Companies in pursuance of this Scheme shall be borne and paid by ICICI.

                                   Schedule I

                  Amendment to the Memorandum of Association

Clause V of the Memorandum of Association of the Transferee Company shall stand modified and amended by deleting the Clause and replacing it with the following:

     "The authorized capital of the Company shall be Rs. 2,250,00,00,000 divided into 1,90,00,00,000 shares of Rs. 10/- each and 350 shares of Rs. 1 crore each with rights privileges and conditions attached thereto as are provided by the Articles of Association of the Company for the time being with power to increase or reduce the capital of the Company and to divide the shares in the capital for the time being into several classes and to attach thereto respectively such preferential, cumulative, convertible, guarantee, qualified or other special rights, privilege, condition or restriction, as may be determined by or in accordance with the Articles of Association of the Company for the time being and to vary, modify, or abrogate any such right, privilege or condition or restriction in such manner as may for the time being be permitted by the Articles of Association of the Company or the legislative provisions for the time being in force."

                                  Schedule II

                   Amendments to the Articles of Association

The Articles of Association of the Company shall stand modified and amended in the following manner.

1.   By deleting the definition of ICICI in Article 3.

2.   By deleting Article 5(a) and replacing it with the following: -

     "5(a) The Authorised Share Capital of the Company is Rs. 2,250,00,00,000
           divided into 1,90,00,00,000 equity shares of Rs. 10/- each and 350 preference shares of Rs. 1 crore each."

3.   By inserting the word 'debentures' in Article 10(a) after the word
     'shares' and before the words 'or other interest....'.

4.   By inserting a new Article 80A as follows:

     "The Company may purchase its own shares in the manner provided for in
     Section 77A of the Act."

5.   By deleting Article 99(b) and replacing it with the following:

     "99(b) If there be no Chairman or if at any meeting he shall not be present within 15 minutes after the time appointed for holding such meeting, or is unwilling to act, the Managing Director shall be entitled to act as the Chairman of such meeting failing which the Non-Rotational Directors present may choose one of their number to act as Chairman of the meeting and in default of their doing so, the Members present shall choose one of the Directors to take the Chair and if no Directors present be willing to take the Chair, the Members present shall choose one of their number to be the Chairman of the meeting."

6.   By deleting Article 113 and replacing it with the following:

     "113 (a) on a show of hands, every Member present in person shall have one vote; and

          (b) on a poll, the voting rights of Members shall be as provided in
              Section 87 of the Act, but will be subject to the ceiling of ten per cent of the total voting rights or such other percentage as may be stipulated by Section 12(2) of the Banking Regulation Act."

7.   By deleting Article 126 and replacing it with the following:

     "126 Until otherwise determined by a General Meeting, the number of Directors shall not be less than three or more than 21 excluding the Government Director (referred to in Article 128A) and the Debenture Director (referred to in Article 129) (if any)."

8.   By deleting Article 128 and replacing it with the following:

     "128 Not more than one-third of the total number of Directors shall be non-rotational Directors and, except for the Debenture Director and the Government Director, such non-rotational Directors (hereinafter referred to as the "Non-Rotational Directors") shall be appointed by the Board of Directors of the Company. The remaining Directors shall be persons whose period of office is liable to determination by rotation and subject to the provisions of the Act shall be appointed by the Company in General Meeting."

9.   By inserting a new Article 128A after the existing Article 128:

     "128A(a) During such time as the Guarantee Agreement dated March 14, 1955 or the Guarantee Agreement dated July 15, 1959 or the Guarantee Agreement dated October 28, 1960 or the Guarantee Agreement dated February 28, 1962, between the President of India and The International Bank for Reconstruction and Development shall remain in force the President of India shall have the right from time to time to appoint one person as a Director of the Company and to remove such person from office and on a vacancy being caused in such office from any cause whether by resignation, death, removal or otherwise to appoint a Director in the vacant place. The Company shall be entitled to agree with the President of India for the appointment of a Director of the Company by the President of India as contemplated by this Article in respect of any future advance or advances by the Government of India or in respect of any guarantee or guarantees that may be given by the Government of India in connection with the Company's future borrowings from The International Bank for Reconstruction and Development or any other financial institution. The Director appointed under this Article is herein referred to as "the Government Director" and the term "Government Director" means the Director for the time being in office under this Article. The


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              Government Director shall not be liable to retire by rotation or be removed from office except by the President of India as aforesaid. Subject as aforesaid the Government Director shall be entitled to the same rights and privileges and be subject to the same obligations as any other Director of the Company."

10. By inserting the following sentence at the end of Article 132 after the words "...or the Central Government.":

     "No Director who is a Government servant shall be entitled to receive any remuneration under this Article or other provisions of these presents except as authorised by the Government."

11.  By inserting a new Article 132A after the existing Article 132:

     "132A Subject to the provisions of Article 132 in the case of a Government servant, the Directors may allow and pay to any Director who is not a bona fide resident of the place where a meeting is held and who shall come to such place for the purpose of attending a meeting such sum as the Directors may consider fair compensation for travelling, hotel and other expenses in addition to his remuneration as above specified and the Directors may from time to time fix the remuneration to be paid to any member or members of their body constituting a committee appointed by the Directors in terms of these presents and may pay the same."

12.  By inserting a new Article 132B after the Article 132A:

     "132B Subject to the provisions of Article 132 in the case of a Government servant if any Director, being willing, shall be called upon to perform extra services or to make any special exertions in going out or residing at a particular place or otherwise for any of the purposes of the Company, the Company may remunerate such Director either by fixed sum or otherwise as may be determined by the Directors and such remuneration may be either in addition to or in substitution for his remuneration above provided."

13.  By deleting Article 140(b)(iii)

14.  By deleting Article 142 and replacing it with the following:

     "142 At every Annual General Meeting of the Company, one third of such Directors for the time being as are liable to retire by rotation or if their number is not three or a multiple of three, then the number nearest to onethird, shall retire from office. The Debenture Directors, the Government Directors and the Non-Rotational Directors, subject to Article 151, shall not be subject to retirement under this Article."

15. By deleting the words "nomination of ICICI Directors by ICICI" in Article 149(d) and replacing it with the words "appointment of the Non-Rotational Directors".

16. By inserting the words "or a Non-Rotational Director" instead of the words "or a Nominee Director" in Article 150(a).

17.  By deleting Article 151(a) and replacing it with the following:

     "151(a) Subject to the provisions of the said Acts and these presents, the Board of Directors of the Company shall be entitled to appoint from time to time, one or more of the Non-Rotational Directors to act as the Whole-time or Executive Chairman and Managing Director or Part-time Chairman or Whole-time Chairman (hereinafter referred to as the "Executive Chairman") or a Managing Director or Managing Director(s) and/ or Whole-time Director or Whole-time Director(s) of the Company (hereinafter referred to as the "Managing Director") for such term not exceeding five years at a time as the Board of Directors may think fit to manage the affairs and business of the Company and may from time to time (subject to provisions of any contract between him and the Company) may remove or dismiss him or them from office and appoint another in his place."

18.  By deleting Article 151(b).

19.  By deleting Article 151(c).

20.  By deleting the following paragraph in Article 155:

     "Provide further, that no quorum for a Meeting of the Board shall be constituted and no such meeting shall proceed to transact any business unless at least one ICICI Director or his Alternate are present at such meeting, except where for a particular meeting the said requirement for a quorum is waived in writing by the ICICI Directors or their Alternates."


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21.  By deleting Article 157 and replacing it with the following:

     "157 The Directors may subject to the provisions of the Act delegate any of their powers to Committees consisting of Directors and/or such other person or persons as they think fit, and they may from time to time revoke and substitute such delegation. Any Committee so formed shall in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed on it by the Directors. All acts done by any such Committee in conformity with such regulations and in fulfilment of the purposes of its appointment but not otherwise, shall have the force and the effect as if done by the Board."

22.  By deleting Article 159(a) and replacing it with the following:

     "159(a) All meetings of the Directors shall be presided over by the Chairman if present, but if at any meeting of Directors, the Chairman be not present, at the time appointed for holding the same, then and in that case the Managing Director shall be entitled to be the Chairman of such meeting, failing which the Board shall choose one of the Non-Rotational Directors then present to preside at the meeting."

23.  By deleting Article 161(c).


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